Exhibit 99.1

El Paso Electric Announces Pricing of $400 Million in Unsecured Senior Notes

NEWS RELEASE
Contact:
Media: Teresa Souza, 915-543-5823
Analysts: Rachelle Williams, 915-543-2257

Date: May 12, 2005

     El Paso Electric (NYSE:EE) today announced that it has priced $400 million of unsecured Senior Notes due May 15, 2035. The Senior Notes were priced at 99.422% of par with a coupon of 6% at a yield to maturity of 6.042% . Credit Suisse First Boston LLC is acting as Book-Running Manager.

     The net proceeds of the offering will be used to fund the Company’s previously announced tender offer for its outstanding first mortgage bonds, and to fund the defeasance of EPE’s first mortgage bonds which are not tendered in the tender offer. The Senior Note offering is expected to close on May 17, 2005.

     This news release is not an offer to purchase or a solicitation of an offer to sell any first mortgage bonds, which is being made only pursuant to the terms of the Offer to Purchase, dated May 5, 2005. None of EPE, Credit Suisse First Boston LLC, the Dealer Manager with respect to the tender offer, U.S. Bank National Association, Depositary Agent for the tender offer or MacKenzie Partners, Inc., Information Agent for the tender offer makes any recommendation that the holders of first mortgage bonds should tender or refrain from tendering all or any portion of the principal amount of their first mortgage bonds pursuant to the tender offer, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their first mortgage bonds. In any jurisdiction where the laws require the tender offer to be made by a licensed broker or dealer, the tender offer will be deemed made on behalf of EPE by Credit Suisse First Boston, LLC, or one or more registered brokers or dealers under the laws of such jurisdiction.

The offering will be completed under an effective shelf registration statement previously filed with the Securities and Exchange Commission. This release shall not constitute an offer to sell or the solicitation of an offer to buy the Senior Notes, nor shall there be any sale of these securities in any state in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. When available, the written prospectus for the offering may be obtained from El Paso Electric, Stanton Tower, 100 North

Stanton, El Paso, Texas 79901, attention: Investor Relations, or Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010, attention: Liability Management Desk.

     El Paso Electric is a regional electric utility providing generation, transmission and distribution service to approximately 332,000 retail and wholesale customers in a 10,000 square mile area of the Rio Grande valley in west Texas and southern New Mexico. EPE has a net installed generation capacity of approximately 1,500 MW. EPE’s common stock trades on the New York Stock Exchange under the symbol EE.

Safe Harbor for Forward-Looking Statements

     This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) increased prices for fuel and purchased power and the possibility that regulators may not permit EPE to pass through all such increased costs to customers; (ii) determinations by regulators that may adversely affect EPE’s ability to recover previously incurred fuel costs in rates; (iii) fluctuations in economy margins due to uncertainty in the economy power market; (iv) unanticipated increased costs associated with scheduled and unscheduled outages; (v) the cost of replacing steam generators for Units 1 and 3 and other costs at the Palo Verde Nuclear Generating Station; (vi) the costs of legal defense and possible judgments which may accrue as the result of ongoing litigation arising out of the Federal Energy Regulatory Commission investigation or any other regulatory proceeding; (vii) deregulation of the electric utility industry and (viii) other factors detailed by EPE in its public filings with the Securities and Exchange Commission. EPE’s filings are available from the Securities and Exchange Commission or may be obtained through EPE’s website, www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EPE cautions that these risks and factors are not exclusive. EPE does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of EPE except as required by law.